Exhibit 99.2

FINANCIAL BANCORP, INC.

                                                       42-25 Queens Boulevard
                                                  Long Island City, NY  11104
                                                   Telephone:  (718) 729-5002
                                                   Telefax:    (718) 937-6326


                               PRESS RELEASE


RELEASE DATE:  December 18, 1998            CONTACT:      P. James O'Gorman
               -----------------                          -----------------
                                                          (718) 729-5002


       FINANCIAL BANCORP., INC. STOCKHOLDERS APPROVE MERGER WITH DIME

LONG ISLAND CITY, N.Y., December 18, 1998 -- Financial Bancorp, Inc. (Nasdaq: FIBC), the holding company for Financial Federal Savings Bank, today announced that its stockholders have approved the merger of Financial Bancorp, Inc. with and into Dime Community Bancshares, Inc. (NASDAQ: DCOM), headquartered in Brooklyn, NY. As part of this transaction, Financial Bancorp, Inc.'s savings bank subsidiary, Financial Federal Savings Bank will merge into The Dime Savings Bank of Williamsburgh. The transaction is expected to be completed by the end of January 1999, subject to the receipt by Dime Community Bancshares, Inc. of the approval of the merger by the Office of Thrift Supervision.

               Headquartered in Long Island City, New York, Financial Bancorp, Inc. is the parent of Financial Federal Savings Bank, an
FDIC-insured savings institution, which operates five full service branches, four in Queens and one in Brooklyn.